UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Select Interior Concepts, Inc.
(Name of Registrant as Specified In Its Charter)

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Select Interior Concepts, Inc.
400 GALLERIA PARKWAY
SUITE 1760 ATLANTA, GA 30339
April 28, 2020
Dear Stockholder:
On behalf of our Board of Directors, I cordially invite you to the 2020 Annual Meeting of Stockholders of Select Interior Concepts, Inc. to be held at 10:00 a.m., Eastern Time, on June 10, 2020.
In light of the coronavirus, or COVID-19, outbreak, for the safety of all of our stakeholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. Stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the internet at www.virtualshareholdermeeting.com/SIC2020. If you plan to participate in the virtual meeting, please see “Questions and Answers about the Annual Meeting and Voting”.
The business of the meeting is described in detail in the attached Notice of Annual Meeting and proxy statement. Also included is a proxy card and postage paid return envelope.
It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please complete and return the enclosed proxy or vote over the telephone or internet, as applicable, to ensure that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may withdraw your proxy by voting at the Annual Meeting.
Sincerely,

Tyrone Johnson
Chief Executive Officer

Select Interior Concepts, Inc.
400 GALLERIA PARKWAY, SUITE 1760
ATLANTA, GA 30339
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2020
TO THE STOCKHOLDERS OF SELECT INTERIOR CONCEPTS, INC.:
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Select Interior Concepts, Inc., a Delaware corporation, will be held virtually and can be accessed via the internet at www.virtualshareholdermeeting.com/SIC2020, at 10:00 a.m., Eastern Time, on June 10, 2020, and at any adjournments or postponements thereof, for the following purposes:
1.	To elect six directors identified in the accompanying proxy statement to serve until the 2021 Annual Meeting of Stockholders or until their respective successors are elected and qualified;
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Only stockholders at the close of business on April 17, 2020, the record date, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.
In light of the coronavirus, or COVID-19, outbreak, for the safety of all of our stakeholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. Stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the internet at www.virtualshareholdermeeting.com/SIC2020.
To participate (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction form or Notice of Annual Meeting. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.
Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the envelope provided or vote over the telephone or internet, as applicable.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held on June 10, 2020:
The Proxy Statement and the 2019 Annual Report to stockholders are available at
www.selectinteriorconcepts.com.
By Order of the Board of Directors

Tyrone Johnson
Chief Executive Officer
Dated: April 28, 2020

i

Select Interior Concepts, Inc.
400 Galleria Parkway
Suite 1760 Atlanta, GA 30339
(888) 701-4737
PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2020
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:	Why am I being asked to review these materials?
A:
Select Interior Concepts, Inc., also referred to herein as “SIC,” the “Company,” or “we” is providing these proxy materials to you in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors”) for use at the 2020 Annual Meeting of Stockholders. The Annual Meeting will take place in a virtual meeting format only at www.virtualshareholdermeeting.com/SIC2020, at 10:00 a.m., Eastern Time on Wednesday, June 10, 2020. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?
A:
The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our most highly paid executive officers and our directors, and certain other required information. Our 2019 Annual Report on Form 10-K, which includes our audited consolidated financial statements for the year ended December 31, 2019, is also being furnished with this proxy statement.

Q:	What does it mean if I received more than one proxy or voting instruction form?
A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy you receive to ensure that all of your shares are voted.
Q:	What matters will the Company’s stockholders vote on at the Annual Meeting?
A:	There are two proposals to be considered and voted on at the meeting. The proposals to be voted on are as follows:
Proposal 1— To elect six directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified; and
Proposal 2 –To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020.
For a more detailed discussion of each of these proposals, please see the information included elsewhere in the proxy statement relating to these proposals.
Q:	What are the Board’s voting recommendations?
A:	The Board of Directors recommends that you vote your shares as follows:
•	“FOR” the election of each of the six nominees to the Board of Directors (Proposal 1); and
•	“FOR” the approval and ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm (Proposal 2).
If you give us your signed proxy but do not specify how to vote, we will vote your shares “FOR” each of the above proposals.

We are not aware of any matter to be presented at the Annual Meeting other than those described in the Notice of Annual Meeting. If any other matters are properly brought before the Annual Meeting for consideration, the person named on your proxy will have the discretion to vote your shares according to our best judgment.
Q:	Who is entitled to vote at the Annual Meeting?
A:
Each share of our Class A common stock outstanding as of the close of business on April 17, 2020, the record date, is entitled to vote at the Annual Meeting. As of the close of business on the record date, there were 25,320,837 shares of our Class A common stock outstanding and entitled to vote. These shares include shares that are (a) held of record directly in your name, including shares received through equity incentive plans, and (b) held for you in street name through a stockbroker, bank or other nominee. On each proposal presented for a vote at the Annual Meeting, each stockholder is entitled to one vote per share of our Class A common stock held as of the record date.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?
A:
If your shares are registered in your name, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to vote at the Annual Meeting or vote by proxy on the proxy card included with these materials.

If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name. As the beneficial owner of these shares, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Since you are not the stockholder of record, you must request and receive a valid proxy from your broker, bank or other nominee of record in order to vote these shares at the Annual Meeting.
Q:	If I hold my shares in street name through my broker, will my broker vote these shares for me?
A:
If you provide instructions on how to vote by following the instructions provided to you by your broker, your broker will vote your shares as you have instructed. If you do not provide your broker with voting instructions, your broker will vote your shares only if the proposal is a “routine” management proposal on which your broker has discretion to vote. On matters considered “non-routine,” brokers may not vote shares without your instruction. Shares that brokers are not authorized to vote are referred to as “broker non-votes.”

Under NASDAQ Stock Market Business Conduct Rules, to which your broker is subject, brokers are prohibited from voting uninstructed shares for elections of directors, in which case a broker non-vote will occur and your shares will not be voted on these matters.
Q:	What are the quorum requirements for the meeting?
A:
The presence of holders of a majority of our outstanding shares of Class A common stock in person or by proxy constitutes a quorum for the meeting. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present.

Q:	What is the voting requirement to approve each of the proposals?
A:
Pursuant to our Bylaws, the director candidates who receive the most votes will be elected to fill the available seats on our Board of Directors, which this year is six seats. That means the six director candidates with the greatest number of votes will be elected. Because none of abstentions, failures to vote or broker non-votes are counted as “cast” votes, none will have any effect on the outcome of the proposal.

The proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm requires the affirmative vote of a majority in voting interest of the SIC stockholders present in person* or by proxy and entitled to vote at the Annual Meeting and on the proposal. Brokers may vote your shares on this proposal without instruction, and therefore there will be no broker non-votes for this proposal. Failures to vote are not considered present at the Annual Meeting, and therefore they will have no effect on the outcome of the proposal. Abstentions are considered voting power present at the Annual Meeting and thus will have the same effect as votes against the ratification of the appointment of Grant Thornton LLP but not the election of directors.
*Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the required vote.
Q:	What do I need to do now to vote at the meeting?
A:	Stockholders of record may vote their shares in any of four ways:
•	Submitting a Proxy by Mail: If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided;
•
Submitting a Proxy by Telephone: Submit a proxy for your shares by 11:59 p.m., Eastern Daylight Time, on June 9, 2020 by telephone by using the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day;

•
Submitting a Proxy by Internet: Submit your proxy via the internet. The website for internet proxy voting is on your proxy card. Internet proxy voting is also available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on June 9, 2020; or

•
Voting at our Annual Meeting: If you were registered as a stockholder on our books on April 17, 2020 or if you have a letter from your broker identifying you as a beneficial owner of our shares as of that date and granting you a legal proxy, you may vote by attending the 2020 Annual Meeting. Stockholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/SIC2020.

If you submit a proxy by telephone or via the internet, you should not return your proxy card. Instructions on how to submit a proxy by telephone or via the internet are located on the proxy card enclosed with this proxy statement.
Street name holders may submit a proxy by telephone or the internet, if their bank or broker makes these methods available, in which case the bank or broker will enclose related instructions with this proxy statement. If you hold your shares through a bank or broker, follow the voting instructions you receive from your bank or broker.
Q:	Can I change my vote or revoke my proxy?
A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the meeting by:
•	delivering to Broadridge Corporate Issuer Solutions a written notice, bearing a date later than the proxy, stating that you revoke the proxy;
•	submitting a later-dated proxy relating to the same shares by mail, telephone or the internet prior to the vote at the meeting; or
•	attending the meeting and voting (although attendance at the meeting will not, by itself, revoke a proxy).
You should send any written notice or a new proxy card to: Select Interior Concepts, Inc. c/o Broadridge Corporate Issuer Solutions, P.O. Box 1342, Brentwood, NY 11717, or follow the instructions provided on your proxy card to submit a proxy by telephone or via the internet. You may request a new proxy card by calling Broadridge Corporate Issuer Solutions at 1-800-579-1639.
Q:	How can I attend the Annual Meeting?
A:
Stockholders as of the record date may attend and vote virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/SIC2020. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice of Annual Meeting. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Q:	Can I ask questions at the virtual Annual Meeting?
A:
Stockholders as of our record date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/SIC2020 will have an opportunity to submit questions live via the internet during a designated portion of the meeting. These stockholders may also submit a question in advance of the Annual Meeting at www.proxyvote.com. In both cases, stockholders must have available their control number provided on their proxy card, voting instruction form or Notice of Annual Meeting.

Q:	Will anyone contact me regarding this vote?
A:
We have retained Broadridge Corporate Issuer Solutions to distribute proxy solicitation materials to brokers, banks, and other nominees and to assist in the solicitation of proxies from our stockholders. The fee for this firm’s services is estimated to be $15,000, plus reimbursement for reasonable out-of-pocket costs and expenses.

In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person but will not receive any additional compensation for these services. Following the original mailing of the proxy solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our Class A common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.
Q:	Who has paid for this proxy solicitation?
A:	All expenses incurred in connection with the solicitation of proxies, including the printing and mailing of this proxy statement will be borne by the Company.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We will announce preliminary voting results at the meeting and publish final detailed voting results on a Form 8-K that we expect to file with the SEC within four business days after the meeting.
Q:	May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?
A:
You may submit proposals for consideration at future annual stockholder meetings. In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2021 annual meeting of stockholders pursuant to SEC Rule 14a-8, your proposal must be received by our Corporate Secretary no later than December 28, 2020 (unless the meeting date is changed by more than 30 days from the anniversary of this year’s annual meeting, in which case a proposal must be a received a reasonable time before we print proxy materials for the 2021 Annual Meeting) and must be submitted in compliance with the rule. Proposals should be directed to our Corporate Secretary, Select Interior Concepts, Inc., 400 Galleria Parkway, Suite 1760, Atlanta, Georgia 30339, and should comply with the requirements of Rule 14a-8.

If you want to present a proposal at the 2021 annual meeting of stockholders, without including the proposal in the proxy statement, or if you want to nominate one or more directors, you must provide written notice to the Company’s Corporate Secretary at the address above. The Corporate Secretary must receive this notice not earlier than February 10, 2021, and not later than March 12, 2021. However, if the date of the 2021 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2020 Annual Meeting, then such proposal must be submitted not before the 120th day before such annual meeting and not after the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
Stockholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing by mail to our Corporate Secretary, Select Interior Concepts, Inc., 400 Galleria Parkway, Suite 1760, Atlanta, Georgia 30339.

THE PROPOSALS
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF
PROPOSALS 1 THROUGH 2 BELOW.
PROPOSAL 1—ELECTION OF DIRECTORS
Proposal
Proposal 1 is the election of six nominees to the Board of Directors. In accordance with our Bylaws, the number of directors constituting the entire Board of Directors shall be fixed between three and twelve directors. In April 2020, we announced that J. David Smith resigned as a director and Chairman of our Board of Directors. In light of Mr. Smith’s departure from the Board, the Board reduced its size from seven (7) to six (6) directors and appointed Brett Wyard as Chairman of the Board. The Nominating and Corporate Governance Committee of the Board has recommended that Messrs. Johnson, McAleenan, Riley, Vansant and Wyard, and Ms. Coster each be nominated for re-election. If elected, each will hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Information concerning all director nominees appears below.
The Board of Directors expects that all of the nominees will, if elected, be available to serve. If any nominee should decline re-election or become unable to serve for any reason, votes will be cast for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated prior to the election, votes will be cast according to the judgment of the person or persons named in the proxy.
The Board of Directors unanimously recommends that stockholders vote FOR the election of each of its nominees for director named below.
Information concerning all director nominees appears below.
The “Skills and Qualifications” identifies each director’s experience and qualifications necessary to hold a position on our Board of Directors.
TYRONE JOHNSON, 47, became director and CEO of SIC upon the Company’s formation in November 2017. Previously, Mr. Johnson served as CEO of SIC’s wholly-owned subsidiary doing business as Residential Design Services (“RDS”), since December 2015. Prior to joining RDS, he was Vice President & General Manager Consumer Products and in July 2015 was named President, North America of OmniMax International, Inc., a metal roofing products manufacturing company. Prior to OmniMax, he was Senior Vice President of Mannington Mills, Inc., a flooring products manufacturing company and President, North America for the predecessor company Amtico. He received a Bachelor of Business Administration degree from Howard University and a Master of Business Administration degree from DePaul University.
Skills and Qualifications. Mr. Johnson is qualified to serve as a director due to his familiarity with and leadership at RDS, his expertise in the building products and services industry, and his 18 years of experience at building products companies.
S. TRACY COSTER, 58, became a director in August 2018. Ms. Coster founded and has managed STC Consulting Services, LLC, a strategy consulting firm, since 2002. Prior to STC Consulting Services, she served as the Sector Executive for the Cabinetry and Tile Sector at the Kohler Company from 1998 to 2001. Prior to the Kohler Company, she was with the General Electric Company from 1990 to 1998 and held general management roles in the Appliances and GE Capital divisions, as well as the lead strategy role at the Transportation Systems division. She received a Bachelor of Science degree in Chemical Engineering from The Johns Hopkins University and a Master of Business Administration from the Wharton School of the University of Pennsylvania.
Skills and Qualifications. Ms. Coster is qualified to serve as a director due to her expertise in the building products industry, stemming from her executive positions at the General Electric Company and the Kohler Company, and her experience as a strategy consultant to building products businesses.
DONALD McALEENAN, 65, has been a director since November 2017. Mr. McAleenan has served as Senior Vice President and General Counsel of Builders First-Source, Inc. since 1998. Prior to this, he served as Vice President and Deputy General Counsel of Fibreboard Corporation. He holds a Bachelor of Science in Foreign Service from Georgetown University and a Juris Doctor degree from New York University School of Law.

Skills and Qualifications. Mr. McAleenan is qualified to serve as a director because of his extensive leadership experience at publicly traded companies within the building products and services industry, his expertise in corporate governance issues, and his strong relationships and extensive contacts with executives within the building products and services industry.
BRYANT RILEY, 53, has been a director since November 2019. Mr. Riley has served as Chairman and Co-CEO of B. Riley Financial Inc., a publicly traded financial services company which operates through several subsidiaries. Since founding B. Riley Financial in 1997, Riley has expanded the B. Riley Financial platform organically and through a series of acquisitions to become a diversified provider of complementary, end-to-end capital markets and business advisory services. Mr. Riley holds a Bachelor of Science in Finance from Lehigh University.
Skills and Qualifications. Mr. Riley is qualified to serve as a director because of his deep knowledge of our business, significant prior board service, and over 20 years of experience in the investment management industry. Mr. Riley has been nominated to serve as a director pursuant to the board designee agreement with B. Riley Financial described under “RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE - Board Designee Agreements.”
ROBERT SCOTT VANSANT, 58, has been a director since November 2017. Mr. Vansant has served as Executive Vice President and CFO of SRS Distribution Inc., a national distributor of roofing materials, since April 2017. Prior to joining SRS Distribution, Mr. Vansant served as CFO at JW Aluminum, Inc. from 2015-2017. Prior to this, he served as President, North America of OmniMax International, Inc., a metal roofing products manufacturer. He received a Bachelor of Business Administration degree in Accounting from Mercer University.
Skills and Qualifications. Mr. Vansant is qualified to serve as a director because of his extensive leadership experience within the building products and services industry, his expertise in accounting and finance, and his strong relationships and extensive contacts with executives within the building products and services industry.
BRETT WYARD, 50, has been a director since December 2017. He has served as Founder & Managing Partner of Solace Capital Partners since 2014. Prior to co-founding Solace Capital Partners in 2014, he was with the Carlyle Group where he was involved with the raising and investing of $1.9 billion as a Global Partner, Managing Director and Co-head of Carlyle Strategic Partners. Prior to Carlyle he was Managing Director at Oaktree Capital Management as one of the senior members in the firm’s flagship Opportunities Funds. He received a Bachelor of Arts degree in Economics from Boston College.
Skills and Qualifications. Mr. Wyard is qualified to serve as a director because of his over 25 years of private equity, investment banking experience and other board experience. Mr. Wyard has been nominated to serve as a director pursuant to the board designee agreement with the Solace Fund described under “RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE - Board Designee Agreements.”

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
Based on the recommendation of our Audit Committee, we have retained Grant Thornton LLP (“GT”), as our independent registered public accounting firm for the fiscal year ending December 31, 2020. GT has served as our independent registered public accounting firm since October 2017.
Although our Bylaws do not require that the stockholders ratify the appointment of GT as our independent registered public accounting firm, we are submitting the appointment of GT to the stockholders for ratification as a matter of good corporate governance. If our stockholders do not ratify the appointment, the Board of Directors and the Audit Committee will reconsider whether or not to retain GT. Even if the appointment is ratified, the Board of Directors and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of SIC and its stockholders.
A representative of GT is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
The Board of Directors unanimously recommends that the stockholders vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2020.
Fees Paid to Our Independent Registered Public Accounting Firm
GT served as our independent registered public accounting firm for the years ended December 31, 2019 and 2018.
The following table sets forth fees for all professional services rendered by GT for the audit of our financial statements for 2019 and 2018 and fees billed for other services rendered by GT:
Services Rendered by Grant Thornton LLP	2019	2018
Audit Fees(1)	$761,560	$1,640,566
Audit Related Fees	$12,000	$—
Tax Fees	$234,483	$443,940
All Other Fees	$—	$—
(1)	Includes fees for the audit of our annual financial statements included in our Form 10-K and reviews of the financial statements in our Forms 10-Q, but excluding audit-related fees.
Audit and Non-Audit Services Pre-Approval Policy
Consistent with SEC policies regarding auditor independence, our Audit Committee has the responsibility to appoint, set compensation, and to oversee the work of our independent auditor. In recognition of this responsibility, the Audit Committee has established a policy that requires it to pre-approve all audit and permitted non-audit services performed by our independent registered public accounting firm. Pre-approval is generally detailed as to the particular service or category of services and is subject to a specified budget. Management is required to seek pre-approval of services that will exceed the budget or for services that are not detailed in an existing pre-approval. The Chair of the Audit Committee has been delegated the authority to pre-approve certain services between regularly scheduled meetings, with ratification by the Audit Committee at the next regularly scheduled meeting. Management reports quarterly to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All services performed by GT during fiscal years 2019 and 2018 were approved in accordance with this policy.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND THE CORPORATE GOVERNANCE OF THE COMPANY
Generally
Our business is managed by the Company’s employees under the direction and oversight of the Board of Directors. Except for Mr. Johnson, none of our current Board members is an employee of the Company. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices and facilities, and their participation in Board and Board committee meetings.
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Members of each of these committees are nominated by the Nominating and Corporate Governance Committee and are appointed annually at the meeting of the Board of Directors held following the Annual Meeting of Stockholders. Each of these committees is composed entirely of independent, non-management directors and operates under a charter approved by the Board of Directors which sets out the purposes and responsibilities of the committee. These committees annually renew and, as appropriate, seek revisions of their charters to reflect, among other things, changing regulatory developments. All three of these charters are available for review at our website at www.selectinteriorconcepts.com. The principal responsibilities of these committees are described below.
Corporate Governance Practices and Policies
Our Board of Directors carefully follows the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the rules adopted thereunder by the SEC, and the NASDAQ Stock Market Rules. Each standing committee of the Board of Directors has adopted a charter.
Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote the following:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
•	full, fair, accurate, timely and understandable disclosure in our communications with and reports to our stockholders, including reports filed with the SEC, and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	a professional and respectful work environment, free of discrimination or harassment;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the Code of Business Conduct and Ethics.
The Code of Business Conduct and Ethics is publicly available and can be accessed on our website at www.selectinteriorconcepts.com. Copies of our Code of Business Conduct and Ethics are also available, free of charge, by submitting a written request to Select Interior Concepts, Inc. at 400 Galleria Parkway, Suite 1760, Atlanta, GA 30339, Attn: Corporate Secretary. We intend to disclose future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics on our website in accordance with applicable NASDAQ and the SEC requirements.
Our Board of Directors adopted an Insider Trading Policy in connection with our listing on the NASDAQ that applies to our directors, officers, employees, and service providers. Among other matters, our Insider Trading Policy:
•
prohibits officers, directors, and other employees, after the adoption of the Insider Trading Policy, from pledging securities of the Company as collateral for loans, except where such persons demonstrate the financial ability to repay the loan without resort to the collateral; and

•	discourages officers, directors, and employees from entering into hedging transactions involving the Company’s stock.
These charters, guidelines, and codes will be reviewed annually and amended as necessary or appropriate in response to changing regulatory requirements and evolving best practices.

Director Independence
The NASDAQ Stock Market Rules require that a majority of the Board of Directors consist of independent, non-management directors. Under such rules, a director is independent if he or she does not have a material relationship with the Company. Our Board annually evaluates each member’s independence status.
The Board of Directors has determined that as of February 28, 2020, the following five (5) of the Company’s six (6) incumbent directors are independent under the NASDAQ Stock Market Rules: Messrs. McAleenan, Riley, Vansant, and Wyard, and Ms. Coster. Mr. Johnson, as a management director, participates in the Board’s activities and provides valuable insight and advice.
Non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Directors also have access to Company records and files and directors may contact other directors without informing Company management of the purpose or even the fact of such contact.
Audit Committee
Our Board of Directors has established an Audit Committee, which is currently comprised of three independent directors, Donald McAleenan, S. Tracy Coster, and Robert Scott Vansant, each of whom is “able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement,” as required under the rules of the NASDAQ Stock Market. Robert Scott Vansant serves as the chairman of the Audit Committee. The Audit Committee, pursuant to its written charter, among other matters, oversees: (i) our financial reporting, auditing and internal control activities; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; (v) the performance of our internal audit function and independent auditors; and (vi) our overall risk exposure and management. Duties of the Audit Committee also include:
•	annually review and assess the adequacy of the Audit Committee charter;
•	be responsible for the appointment, retention and termination of our independent auditors and determine the compensation of our independent auditors;
•	review with the independent auditors the plans and results of the audit engagement;
•	evaluate the qualifications, performance and independence of our independent auditors;
•	have sole authority to approve in advance all audit and non-audit services by our independent auditors, the scope and terms thereof, and the fees therefor;
•	review our system of audit and financial accounting controls and the results of internal audits; and
•	meet periodically with management, our chief financial officer or other internal audit staff and our independent auditors in separate executive sessions.
Our Board of Directors has determined that Robert Scott Vansant is an audit committee financial expert, as that term is defined under the rules of the SEC, and has the requisite “financial sophistication” as defined under the rules of the NASDAQ Stock Market. The Audit Committee met five (5) times during 2019.
Compensation Committee
Our Board of Directors has established a Compensation Committee, which is comprised of three independent directors, Donald McAleenan, Robert Scott Vansant, and S. Tracy Coster. Donald McAleenan serves as the chairman of the Compensation Committee. The Compensation Committee, pursuant to its written charter, among other matters:
•	administers, reviews, and makes recommendations to our Board of Directors regarding incentive compensation and equity-based plans;
•
reviews all equity compensation plans to be submitted for stockholder approval under the listing standards of the NASDAQ Stock Market, and reviews, in its sole discretion, all equity compensation plans that are exempt from such stockholder approval requirement;

•
annually reviews and approves our corporate goals and objectives with respect to compensation for executive officers and, at least annually, evaluates each executive officer’s performance in light of such goals and objectives to set his or her annual compensation, including salary, bonus and equity and non-equity incentive compensation, subject to approval by our Board of Directors;

•	annually reviews, concurrently with the Nominating and Corporate Governance Committee, the appropriate level of compensation for Board of Director and committee service by non-employee directors; and
•
reviews our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking, and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and our compensation arrangements.

The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation. The Compensation Committee met eight (8) times during 2019.
Compensation Committee Interlocks and Insider Participation
Messrs. McAleenan and Vansant and Ms. Coster all served as members of the Compensation Committee during the 2019 Fiscal Year. No member of the Compensation Committee is or at any time has been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves or has served on the compensation committee or the board of directors of another entity which had an executive officer serving on our Compensation Committee or Board of Directors.
Nominating and Corporate Governance Committee
Our Board of Directors has established a Nominating and Corporate Governance Committee, which is comprised of three independent directors, Donald McAleenan, Robert Scott Vansant, and Brett G. Wyard. Donald McAleenan serves as the chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, pursuant to its written charter, among other matters:
•
identifies individuals qualified to become members of our Board of Directors and ensures that our Board of Directors reflects the appropriate balance of knowledge, experience, skills, expertise, diversity and independence;

•	develops, and recommends to our Board of Directors for its approval, qualifications for director candidates and periodically reviews these qualifications with our Board of Directors;
•	develops, recommends and reviews, concurrently with the compensation committee, the appropriate form and level of director compensation;
•	reviews the committee structure of our Board of Directors and recommends directors to serve as members or chairs of each committee of our Board of Directors;
•	reviews and recommends committee slates annually and recommends additional committee members to fill vacancies as needed;
•
reviews management succession, including policies and principles for the selection and performance review of the chief executive officer, as well as policies regarding succession in the event of an emergency or the retirement of the chief executive officer; and

•	oversees the annual evaluations of our Board of Directors and management.
The Nominating and Corporate Governance Committee met four (4) times during 2019. See “Director Qualifications” and “Our Director Nominating Process” below.
Director Qualifications
The Board of Directors seeks members from diverse personal and professional backgrounds who combine a broad spectrum of experience and expertise. At a minimum, directors should also have an inquisitive and objective perspective, practical wisdom and mature judgment. Directors should also possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interest of the stockholders.
Our Nominating and Corporate Governance Committee takes into account the personal characteristics (e.g., gender, ethnicity and age) and experience (e.g., industry, professional and public service) of current and prospective directors to facilitate Board of Directors deliberations that reflect a broad range of perspectives.
In evaluating a director candidate, it is preferable that directors possess a considerable amount of business management (such as experience as a chief executive officer or chief financial officer) and educational experience.

However, the Nominating and Corporate Governance Committee also considers other factors that are in the best interests of the Company and its stockholders, including: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors; and any other criteria established by the Board of Directors and any core competencies or technical expertise necessary to staff committees of the Board of Directors. In addition, the Nominating and Corporate Governance Committee assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills, and expertise that are likely to enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties. Although the Company does not have a formal policy with respect to diversity, the Nominating and Corporate Governance Committee and the Board of Directors as a whole believe that diversity, including gender, race and national origin, education, professional experience, and differences of viewpoints and skills is an important consideration when screening and evaluating candidates for nomination to the Board of Directors. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees and continuing directors.
The Nominating and Corporate Governance Committee believes that it is important that the Board of Directors members have complementary skills that together can best guide the Company to a successful future. In considering whether the nominees meet the requirements necessary to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and the Board of Directors focused on the information provided in the directors’ individual biographies set forth above, as well as their personal knowledge and experience in having worked with one another as members of the Board of Directors. Each nominee brings a strong and unique background and set of skills to the Board of Directors, giving the Board of Directors as a whole competence and experience in a wide variety of areas. Certain individual qualifications and skills of our directors that contribute to the Board of Directors’ effectiveness as a whole are also described under “Proposal 1 – Election of Directors.”
The information provided in Proposal 1 presents information as of the date of this proxy statement about each director nominee. The information presented includes the names of each of the nominees, along with his or her age, all positions held with the Company, term of office as a director, principal occupations or employment for the past five years or more, involvement in certain legal proceedings, if applicable, and the name of all other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition, the information presented also includes a description of the specific experience, qualifications, attributes and skills of each nominee and continuing director that led our Nominating and Corporate Governance Committee to conclude that he or she should serve as a director of the Company for the ensuing term.
Our Director Nominations Process
The Board of Directors is responsible for selecting director candidates. The Board of Directors has delegated the process to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies individuals qualified to become Board of Directors members and recommends such individuals to the Board of Directors for its consideration. While the Nominating and Corporate Governance Committee has the authority to retain a third party to assist in the nomination process, it has not done so to date.
Directors may also be nominated by our stockholders. Eligible stockholders may nominate a candidate for election to the Board of Directors. Those stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedure generally described in Stockholder Proposals on page 25 of this proxy statement. The Board of Directors applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board of Directors. The Board of Directors does not have a separate policy with regard to the consideration of candidates recommended by stockholders other than the process provided in the nominating resolution.

Board Committee Membership and Meetings
The following table lists our three standing board committees, the directors who served on them as of the end of 2019 and the number of such standing committee meetings held in 2019:
Name	Audit	Compensation	Nominating and Corporate Governance
Mr. Smith	•
Mr. Johnson*
Mr. McAleenan	•	C	C
Mr. Vansant	C	•	•
Ms. Coster		•
Mr. Riley
Mr. Wyard			•
2019 Meetings	5	8	4
C	= Chair
•	= Member
*	= Executive Officer/Director
It is the Company’s policy that directors should attend each meeting of the Board of Directors and each meeting of the committees on which they serve. During 2019 the Company’s full Board of Directors met in person three (3) times and eighteen (18) times over telephonic conference calls. Each member of the Board of Directors attended all of the meetings of the Board of Directors and the Board of Directors committees on which the director served and for which they were eligible to participate, with the exception of Mr. Wyard who was unable to attend one telephonic Board meeting, and one meeting of the Nominating and Corporate Governance Committee. In addition to participation at Board of Directors and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman, the Chief Executive Officer and others regarding matters of interest and concern to the Company. All of the members of the Board of Directors attended the Company’s 2019 Annual Meeting. The Company has no formal policy with regard to the attendance of its directors at its annual meeting of stockholders.
Executive Sessions of the Board
It is the policy of the Company for the independent directors of the Company to meet in executive session following meetings of the Board of Directors. The independent directors may call upon members of management and outside consultants, including auditors and executive compensation consultants to participate in executive sessions. To the extent any specific issues surface or it is appropriate to provide feedback to management following an executive session, one of the independent directors acts as a liaison with the Chairman to convey information or coordinate action with management.
Stockholder Communications
The Board of Directors has established a process for stockholders and other interested parties to communicate with the Board of Directors or to individual members of the Board of Directors. Such communications, whether by letter, e-mail or telephone, should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary or his designee, may not be forwarded to the directors. If the communication is specifically marked as a private communication for the Board of Directors, or for a specific director, the Secretary will not open the correspondence, but will forward it to the addressee. These procedures may change from time to time, and you are encouraged to visit our website for the most current means of contacting our directors.
If a stockholder wishes to communicate to the Chairman of the Audit Committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the stockholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary. The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a stockholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Secretary at the Company’s headquarters or by telephone at (888) 701-4737.
The Board of Directors’ Role in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly, with support from its three standing committees (the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee), each of which will address risks specific to its respective areas of oversight. In particular, the Audit Committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee will also monitor compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Compensation Committee will assess and monitor whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee will provide oversight with respect to corporate governance and ethical conduct and will monitor the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct.
Board of Directors Leadership Structure
The Board of Directors believes its current leadership structure best serves the objectives of the Board of Directors’ oversight of management, the Board of Directors’ ability to carry out its roles and responsibilities on behalf of SIC’s stockholders, and SIC’s overall corporate governance. The Board of Directors also believes that the separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing SIC, while leveraging the Chairman’s experience and perspectives. The Board of Directors periodically reviews its leadership structure to determine whether it continues to best serve SIC and its stockholders.
Availability of Corporate Governance Documents
The full text of the Code of Conduct and the charters of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as other documents relating to corporate governance at SIC, are available in the corporate governance section of our website, www.selectinteriorconcepts.com. You may also obtain copies of these materials, free of charge, by sending a written request to Select Interior Concepts, Inc. at 400 Galleria Parkway, Suite 1760, Atlanta, GA 30339, Attn: Corporate Secretary.
Director Compensation
Pursuant to our compensation program for our non-employee directors in place at the beginning fiscal year 2019, each of our non-employee directors was paid an annual cash retainer of $40,000 and the chairman of our Board of Directors was paid an additional annual cash retainer of $20,000. An additional annual cash retainer of $20,000 was paid to each chairman of the Audit Committee and the Compensation Committee, and $20,000 was paid to the chairman of the Nominating and Corporate Governance Committee. Annual cash retainers of $10,000 were paid to each non-chairman member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Annual stock awards were awarded to each director, with the chairman of the Board of Directors receiving an award valued at $20,000 and each non-chairman member receiving an award valued at $25,000.
Effective as of May 2019, our compensation program for our non-employee directors, was amended to provide that each of our non-employee directors (with the exception of Mr. Riley, who was appointed to the Board on November 22, 2019) was paid an annual cash retainer of $35,000 and the chairman of our Board of Directors was paid an annual cash retainer of $50,000. An additional annual cash retainer of $15,000 was paid to each chairman of the Audit Committee and the Compensation Committee, and $10,000 was paid to the chairman of the Nominating and Corporate Governance Committee. Annual cash retainers of $7,500 were paid to each non-chairman member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Annual stock awards were awarded to each director, with the chairman of the Board of Directors receiving an award valued at $50,000 and each non-chairman member receiving an award valued at $35,000. In addition, Mr. Smith received a sign-on stock award valued at $43,725 shortly after joining our Board.
As part of the Company’s strategic alternatives initiative, a Transaction Committee of the Board was formed in May, 2019, consisting of Messrs. Smith, Vansant and Wyard, with Mr. Smith serving as chairman. Mr. Riley was added to the Transaction Committee upon his appointment to the Board in November, 2019. From June, 2019 through November, 2019, a monthly cash retainer of $10,000 was paid to the chairman of the Transaction Committee, and monthly cash retainers of $5,000 were paid to each non-chairman of the Transaction Committee. In addition to the monthly cash retainers, the chairman of the Transaction Committee received a fully-vested stock award for $55,000, and each non-chairman of the Transaction Committee received an award of $22,000 in either stock or cash. Mr. Riley did not receive cash or stock compensation in 2019 in connection with his service on the Transaction Committee or the Board of Directors.
The following table sets forth information concerning the compensation of our non-employee directors during the fiscal year ended December 31, 2019.
Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Total ($)
J. David Smith(2)	125,625	148,275	273,900
S. Tracy Coster	46,875	35,000	81,875
Donald McAleenan	73,125	35,000	108,125
Robert Scott Vansant	98,750	57,000	155,750
Bryant Riley(3)	—	—	—
Brett G. Wyard	131,375	—	131,375
Christopher Zugaro(4)	15,000	—	15,000
(1)
Represents the approximate grant date fair value of shares of restricted stock computed in accordance with FASB ASC Topic 718. As of December 31, 2019, directors held the following number of shares of restricted stock or restricted stock units: Mr. Smith, 7,182, Ms. Coster, 3,790; Mr. McAleenan, 3,273; Mr. Vansant, 3,273; Mr. Riley, 0; Mr. Wyard, 0; Mr. Zugaro, 0.

(2)	Mr. Smith was appointed to the Board of Directors on February 6, 2019, and resigned from the Board of Directors on April 10, 2020.
(3)	Mr. Riley was appointed to the Board of Directors on November 22, 2019.
(4)	Mr. Zugaro resigned from the Board of Directors on February 6, 2019.
We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at board and committee meetings.
Directors who are employees do not receive any compensation for their services as directors.
Executive Officers of the Company
We have four executive officers, Tyrone Johnson, Nadeem Moiz, Kendall R. Hoyd and Shawn Baldwin. Information as to Mr. Johnson is provided above.
NADEEM MOIZ, Age 49, became Chief Financial Officer of SIC in August 2018. Prior to joining SIC, Nadeem was the Executive Vice President and Chief Financial Officer for Superior Industries International, Inc., one of the largest publicly listed global aluminum wheel suppliers for original equipment manufacturers. Prior to Superior Industries, Mr. Moiz served as Chief Financial Officer of DCLI, a leading intermodal equipment solutions provider. Mr. Moiz holds a Bachelor of Science degree in Accounting from the University of Florida and a Masters of Business Administration in Finance from Florida A&M University. Mr. Moiz is a Certified Public Accountant and Certified Global Management Accountant.
KENDALL R. HOYD, Age 57, became President of SIC’s wholly-owned subsidiary doing business as Residential Design Services (“RDS”) in August 2018. Prior to this, Mr. Hoyd was named CFO of SIC upon its formation in November 2017, and served in that capacity until the appointment of Mr. Moiz as CFO in August 2018.

Prior to joining SIC, Mr. Hoyd served as CFO of RDS in 2015 and was then appointed to Chief Operating Officer in 2017. Prior to joining RDS, Mr. Hoyd was CFO of Trussway Holdings, Inc., a private-equity owned truss manufacturer from 2009 to 2014. Mr. Hoyd received a Bachelor of Business Administration degree in Finance from Boise State University and is a Chartered Financial Analyst.
SHAWN K. BALDWIN, Age 49, became General Counsel of SIC in October 2018, and Corporate Secretary of SIC in November 2018. Prior to joining SIC, Mr. Baldwin served as Senior Vice President of International Legal at Equifax, Inc. Before joining the International Legal department at Equifax, Mr. Baldwin served as Vice President M&A and Technology transactions. Before joining Equifax, Mr. Baldwin served as a Partner at Seyfarth Shaw, LLP and a Partner at Alston and Bird, LLP. Mr. Baldwin holds a Bachelor of Science degree in Mathematics from Atlantic Union College and his Juris Doctor from the University of Pennsylvania School of Law.

EXECUTIVE COMPENSATION
Executive Compensation
Summary Compensation Table
The following table summarizes information regarding the compensation awarded to, earned by, or paid to our named executive officers (Tyrone Johnson, our Chief Executive Officer, Kendall R. Hoyd, President – RDS, and Nadeem Moiz, Chief Financial Officer) in fiscal years 2019 and 2018.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Tyrone Johnson Chief Executive Officer	2019	604,167	156,000	3,994,770	25,792	4,780,729
	2018	492,308	334,800	—	24,367	851,475

Kendall R. Hoyd President – RDS	2019	360,833	55,000	1,296,089	9,515	1,721,437
	2018	340,000	214,900	—	8,250	563,150

Nadeem Moiz Chief Financial Officer	2019	410,000	77,000	1,371,540	10,800	1,869,340

(1)
Amounts reflect bonuses earned pursuant to our annual cash bonus program described below. For 2019, amounts reflect the discretionary portion of the bonus payable based on individual performance, and were paid to the named executives officers in shares of our common stock.

(2)
Amounts reflect the aggregate grant date fair value of restricted stock units (“RSUs”) and performance stock units (“PSUs”) awarded during the period, determined in accordance with FASB ASC Topic 718. Grant date fair value for RSUs is based on the grant date fair value of the underlying shares. Grant date fair value for PSUs is based on the grant date fair value of the underlying shares and the probable outcome of performance-based vesting conditions, excluding the effect of estimated forfeitures. Assuming achievement of the PSU performance conditions at the highest level (rather than at target level), the aggregate grant date fair value of awards reflected in this column for Mr. Johnson, Hoyd and Moiz would be $7,057,426, $2,289,762 and $2,430,048, respectively.

(3)	Reflects Company contributions to the named executive’s account under our 401(k) plan, and for Mr. Johnson and Mr. Moiz, lease payments on company-provided automobiles.
Narrative to Summary Compensation Table
We believe that the primary goal of executive compensation is to align the interests of our executive officers with those of our stockholders in a way that allows us to attract and retain the best executive talent. We have adopted compensation policies with respect to, among other things, setting base salaries, awarding bonuses and making grants of equity awards to our executive officers. Our compensation committee has designed a compensation program that rewards favorable stockholder returns, stock appreciation, our Company’s competitive position within the building products supply and services industry, and each executive officer’s long-term contributions to our Company. Our Compensation Committee has engaged Meridian Compensation Partners to assist in the evaluation of executive officer compensation.
The compensation incentives designed to further these goals include base salary, annual cash incentives and long-term equity and equity-based awards, including performance-based incentives measured by achievement of company and/or individual performance targets that are established by our compensation committee.
Named Executive Officer Compensation
Our named executive officers for fiscal year 2019 were Tyrone Johnson, Kendall R. Hoyd, and Nadeem Moiz. The following is a summary of the elements of our compensation arrangements paid to our named executive officers for fiscal year 2019.
Annual Base Salary. Base salary is designed to compensate our named executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s tenure. In determining base salaries, our compensation committee considers each executive’s role and responsibility, unique skills, future potential with us, salary levels for similar positions in our market and internal pay equity. On March 1, 2019, Mr. Johnson’s base salary was increased from $500,000 to $625,000, Mr. Hoyd’s base salary increased from $340,000 to $365,000, and Mr. Moiz’s base salary increased from $400,000 to $412,000, after a review of market compensation data by the Compensation Committee.

Annual Cash Bonus. Annual cash bonuses are designed to incentivize our named executive officers at a variable level of compensation based on Company performance as well as the executive’s individual performance. Our annual cash bonus program is designed to reward the achievement of specific financial and operational objectives. Our compensation committee determines annual performance criteria that are flexible and that may change with the needs of our business. For fiscal year 2019, each named executive officer had a target bonus opportunity equal to a percentage of base salary (100% for Mr. Johnson; 75% for the other named executive officers). Seventy-five percent (75%) of the annual cash bonus opportunity could be earned based on adjusted EBITDA performance of the Company and our business units relative to previously established goals approved by the compensation committee. The remaining twenty-five percent (25%) of the annual cash bonus opportunity was discretionary and determined based on individual performance against key performance goals. After consideration of our Company’s performance in fiscal year 2019, the compensation committee determined that the EBITDA goals were not met and no annual bonuses were earned under this performance metric. The compensation committee further assessed overall Company and individual performance, and decided to approve annual bonuses to the named executive officers in amounts equal to the 25% discretionary portion of the bonus opportunities. Such amounts were paid to the named executive officers in shares of our common stock.
Equity and Equity-Based Awards. Time-based and performance-based equity awards are designed to focus and reward our named executive officers for achievement of our long-term goals and enhance stockholder value.
On March 4, 2019, we granted restricted stock units (“RSUs”) and performance stock units (“PSUs”) to each of the named executive officers in the following amounts:
Executive Officer	Number of RSUs	Number of PSUs (at target)
Tyrone Johnson	71,591	235,227
Kendall R. Hoyd	23,227	76,319
Nadeem Moiz	24,580	80,761
The March 2019 equity awards were the first grants to the named executive officers since our public listing in 2018. A significant portion of equity awards granted to our executive officers prior to our public listing were forfeited because the Company did not achieve its adjusted EBITDA goal for fiscal year 2018. Our compensation committee determined that meaningful equity awards to the named executive officers, with an emphasis on performance-based awards, were appropriate in order to create alignment with stockholder interests, effectively link executive pay with Company performance, and create incentive for the creation of stockholder value.
The RSUs vest in equal annual installments on the first three anniversaries of the grant date (subject to continued employment with us), or earlier upon termination of employment due to death, disability, or upon a change in control of the company (unless the awards are assumed by the surviving entity). In addition, the RSUs scheduled to vest on the next vesting date will become vested in the event of a termination of employment without “cause” or for “good reason.”
The PSUs may be earned based on the Company’s level of achievement of Adjusted EBITDA for the calendar year ending December 31, 2021, and thereafter vest in equal annual installments on the third and fourth anniversaries of the grant date (subject to continued employment with us), or earlier upon a termination without “cause” or for “good reason,” termination due to death or disability, or upon a change in control of the Company. In the event a named executive officer’s employment is terminated due to death or disability prior to December 31, 2021, he will be deemed to have earned a pro rata portion of the PSUs (based on the number of months elapsed between the grant date and the termination of employment), based on an assumed achievement of Adjusted EBITDA at 100% of target, payable on the date of the officer’s termination of employment. In the event a named executive officer’s employment is terminated without Cause or the officer resigns for Good Reason during calendar year 2021, he will be deemed to have earned 50% of the PSUs that he would have otherwise earned based on actual achievement of Adjusted EBITDA if his employment had not been terminated, payable on the third anniversary of the grant date. In the event that a change in control occurs prior to December 31, 2021, and either (i) the PSUs are not assumed by the surviving entity or (ii) if the PSUs are assumed by the surviving entity and the named executive officer’s employment is terminated without Cause or the officer resigns for Good Reason within 12 months following the change in control, the officer shall be deemed to have earned a number of PSUs equal to the greater of the target award or the number of PSUs that would have been earned based on actual achievement of Adjusted EBITDA for the four most recently completed fiscal quarter prior to the change in control or termination of employment, as applicable, payable on the date of the change in control or the officer’s termination of employment, as applicable.

Retirement Savings Opportunities. All of our employees are eligible to participate in a defined contribution retirement plan (a “401(k) plan”). We provide the 401(k) plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. Under the 401(k) plan, employees are eligible to defer a portion of their base salary, and we, at our discretion, may make a matching contribution and/or a profit sharing contribution on their behalf.
Health and Welfare Benefits. We provide to all of our full-time employees a competitive benefits package, which includes health and welfare benefits, such as medical, dental, disability and life insurance benefits. The programs under which these benefits are offered are available to all of our full-time employees.
Severance. Under their employment agreements, each of our named executive officers is entitled to receive severance payments in the event that his employment is terminated by the Company without “cause” or the executive resigns for “good reason” (as such terms are defined in the employment agreements). These severance rights are described in more detail below under “—Employment Agreements—Potential Payments Upon Termination or Change in Control.”
Outstanding Equity Awards at December 31, 2019
	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(5)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Tyrone Johnson	10,672(1)	95,941
	71,591(2)	643,603
			82,329(4)	740,138
Kendall R. Hoyd	6,403(1)	57,563
	23,227(2)	208,811
			26,711(4)	240,132
Nadeem Moiz	50,000(3)	449,500
	24,580(2)	220,974
			28,266(4)	254,111
(1)	Reflects shares of restricted stock granted on November 22, 2017 that vest on November 22, 2020, subject to continued employment with us.
(2)	Reflects restricted stock units granted on March 4, 2019 that vest in equal annual installments on the first three anniversaries of the grant date, subject to continued employment with us.
(3)	Reflects shares of restricted stock granted on August 17, 2018 that vest 50% on August 17, 2020 and 50% on August 17, 2021, subject to continued employment with us.
(4)
Reflects performance stock units granted on March 4, 2019 that may be earned based on the Company’s level of achievement of Adjusted EBITDA for the calendar year ending December 31, 2021, and thereafter vest in equal annual installments on the third and fourth anniversaries of the grant date, subject to continued employment with us. Amounts reported here reflect the number of RSUs that would be earned based on achievement of the performance goal at threshold level.

(5)	Value is calculated by multiplying the total number of shares of restricted stock or restricted stock units by $8.99, the closing price of our common stock on December 31, 2019.
Employment Agreements
We entered into employment agreements with Messrs. Johnson and Hoyd on November 22, 2017, and with Mr. Moiz on August 17, 2018. Each of the employment agreements has an initial term of three years, and provides for automatic one-year extensions after the expiration of the initial term, unless either party provides the other with at least 90 days’ prior written notice of non-renewal. Each of the employment agreements requires the executive to dedicate his full business time and attention to the affairs of our Company.
Each of the employment agreements, as currently amended, provides for, among other things:
•
an initial annual base salary of $500,000, $340,000, and $400,000 for Messrs. Johnson, Hoyd and Moiz, respectively, subject to future increases from time to time at the discretion of the compensation committee of our board of directors;

•
eligibility for annual cash performance bonuses, with a target amount equal to 100%, 75% and 75% of annual base salary for Messrs. Johnson, Hoyd and Moiz, respectively, based on the satisfaction and performance of discretionary goals to be established by the compensation committee, subject to annual review for possible increases; and

•	participation in any incentive, savings, retirement and welfare benefit plans and programs that are maintained from time to time for our senior executive officers.
Potential Payments Upon Termination or Change in Control; Severance
We may terminate Messrs. Johnson’s, Hoyd’s and Moiz’s employment at any time with or without “cause” (as defined in the employment agreement), and the executive may terminate his employment at any time with or without “good reason” (as defined in the employment agreement). If we terminate the executive’s employment for cause, if the executive resigns without good reason, or if the executive is terminated due to death or disability, the executive will only be entitled to receive any earned but unpaid annual base salary, reimbursement of expenses incurred prior to the date of termination, accrued but unused vacation and any other benefits that have been vested or which the executive is eligible to receive prior to the date of termination. In addition, any outstanding equity awards granted to such executive will be paid in accordance with their terms.
If we terminate Messrs. Johnson’s, Hoyd’s and Moiz’s employment without cause or if the executive terminates his employment for good reason, the executive will be entitled to the following severance benefits:
•
any earned but unpaid annual base salary, reimbursement of expenses incurred prior to the date of termination, any accrued but unused vacation, and any benefits that have vested or which the executive is eligible to receive prior to the date of termination;

•
a lump sum cash payment in an amount equal to the sum of (i) the executive’s annual base salary, and (ii) a payment in lieu of the annual bonus for the fiscal year in which the executive’s employment was terminated equal to the amount of the annual bonus that would have become payable for that fiscal year if employment had not been terminated, based on performance actually achieved that year (determined by our board of directors following completion of the performance year), multiplied by a fraction, the numerator of which is the number of days the executive was employed in the fiscal year of termination and the denominator of which is the total number of days in the fiscal year;

•
for 12 months after the date of termination, an additional monthly cash amount equal to the amount we would have paid for the executive’s share of the premiums for the coverage of the executive and the executive’s dependents under our medical plan as if the executive’s employment had not terminated; and

•	all outstanding and then unvested equity awards granted to the executive under an equity incentive plan will be modified to reflect an additional one year of vesting.
Each of the employment agreements also provides that if the termination occurs within the 24-month period following a “change in control” (as defined in the employment agreement), then, in addition to the severance benefits provided for in connection with a termination without cause or for good reason described above, the executive will be entitled to a lump sum cash payment in an amount equal to the sum of the executive’s annual base salary, and (ii) target bonus (75% of annual base salary for Messrs. Hoyd and Moiz, and 100% of annual base salary for Mr. Johnson), for the fiscal year in which the executive’s employment was terminated. In addition, all outstanding and then unvested equity awards granted to the executive will become immediately fully vested.
Retention Agreements
On July 12, 2019, the Company entered into retention agreements (“Retention Agreements”) with each of the named executive officers. The Retention Agreements provide that each executive will be entitled to receive a retention payment on May 15, 2020, subject to the executive’s continued employment with the Company on such date, in the following amounts: Mr. Johnson, $312,500; Mr. Hoyd, $182,500; and Mr. Moiz, $206,000. The Retention Agreements also provide that the retention payment will be payable in the event of a change in control of the Company, or a termination of the executive’s employment by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the executive’s employment agreement with the Company), occurring prior to May 15, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of Class A common stock as of April 17, 2020 by: (a) each person known by us to beneficially own 5% or more of our shares of Class A common stock, (b) each of our directors and each of our Named Executive Officers, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of the Class A common stock owned by them.
	Current Beneficial Ownership
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
Directors and Named Executive Officers
Tyrone Johnson	175,671	*
Kendall R. Hoyd	98,468	*
Nadeem Moiz	91,327	*
Donald McAleenan(3)	6,661	*
Robert Scott Vansant(3)	6,775	*
S. Tracy Coster(3)	4,396	*
Bryant Riley(4)	—	*
Brett Wyard(5)	—	*
Directors and executive officers as a group (9 persons)	460,337	1.82%

Other Beneficial Holders
BlackRock, Inc.(6)	1,418,379	5.60%
B. Riley FBR, Inc.(7)	3,066,351	12.11%
Gateway Securities Holdings, LLC(8)	4,036,439	15.94%
American Financial Group, Inc.(9)	1,615,247	6.38%
*	Less than 1%.
(1)
For purposes of this table, a person is deemed to be the beneficial owner of a security if he or she (a) has or shares voting power or dispositive power with respect to such security, or (b) has the right to acquire such ownership within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares. Includes shares of restricted stock granted under the Company’s 2017 Incentive Compensation Plan.

(2)
In calculating the percentage ownership for a given individual or group, the number of common shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable by such person or group within 60 days held by such individual or group, but are not deemed outstanding by for purposes of calculating percentages for any other person or group.

(3)	Includes 2,578 restricted stock units that will vest within 60 days of April 17, 2020.
(4)
Does not include 3,066,351 shares of common stock beneficially owned by B. Riley Financial, Inc. and its affiliates. Mr. Riley is the Chairman and Co-CEO of B. Riley Financial, Inc. Mr. Riley has been designated to serve on our Board of Directors by B. Riley Financial, Inc. pursuant to that certain Board Designee Agreement described under “RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE – Board Designee Agreements.”

(5)
Does not include 4,036,439 shares of common stock beneficially owned by Gateway Securities Holdings, LLC and its affiliates. Mr. Wyard is a managing partner of each of the general partner of Solace Capital and of Solace GP (as those terms are defined in footnote 7 below). Mr. Wyard has been designated to serve on our Board of Directors by Gateway Securities Holdings, LLC pursuant to that certain Board Designee Agreement described under “RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE – Board Designee Agreements.”

(6)
According to a Schedule 13G filed by BlackRock, Inc. on February 7, 2020, reporting beneficial ownership of our Class A common stock as of December 31, 2019. BlackRock, Inc. possesses sole voting power of 1,393,201 shares of common stock and sole dispositive power over 1,418,379 shares of common stock. The address of BlackRock, Inc. 55 East 52nd Street, New York, NY 10055.

(7)
According to a Schedule 13D filed by B. Riley Financial, Inc., et. al on December 2, 2019, reporting beneficial ownership of our Class A common stock as of November 21, 2019. Represents 2,762,457 shares of our Class A Common Stock owned by B. Riley FBR, Inc., and 303,894 shares of our Class A Common Stock owned by BRC Partners Opportunity Fund, LP. B. Riley Capital Management, LLC, is an investment advisor to B. Riley Partners Opportunity Fund, L.P. BRC Partners Management GP, LLC is the general partner of B. Riley Partners Opportunity Fund, L.P. As such, B. Riley Capital Management, LLC and BRC Partners Management GP, LLC have shared voting and investment power over the shares of Class A Common Stock owned by BRC Partners Opportunity Fund, LP. B. Riley Capital Management, LLC and BRC Partners Management GP, LLC each disclaims beneficial ownership of the shares of Class A Common Stock owned by BRC Partners Opportunity Fund, LP, except for any pecuniary interests therein. The address for each of the foregoing persons other than B. Riley Financial, Inc. is 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025. The address for B. Riley Financial, Inc. is 21255 Burbank Blvd. Suite 400, Woodland Hills, CA 91367.

(8)
According to a Schedule 13D/A filed on October 5, 2018 by Solace Capital Partners, L.P. (which we refer to as “Solace Capital”), Gateway Securities Holdings’ ownership represents the number of shares of our Class A Common Stock owned by Gateway Securities Holdings, LLC (which we refer to as the “Solace Fund”). Solace General Partner, LLC (which we refer to as “Solace GP”) is the general partner of, and Solace Capital is the investment manager of, Solace Capital Special Situations Fund, L.P. (which we refer to as “Solace Special Situations”), which is the 100% owner of the Solace Fund. Each of Solace GP and Solace Capital has shared voting and investment power over the shares of Class A Common Stock held by the Solace Fund. Each of Solace GP and Solace Capital disclaims beneficial ownership of the shares of the Class A Common Stock held by the Solace Fund, except to the extent of its pecuniary interest. Mr. Brett Wyard is a managing partner of each of Solace GP and Solace Capital Partners, LLC, the general partner of Solace Capital, and disclaims beneficial ownership of the shares of Class A Common Stock held by the Solace Fund. The mailing address of each of Solace GP, Solace Capital, Solace Special Situations, the Solace Fund, and Mr. Wyard is 11111 Santa Monica Boulevard, Suite 1275, Los Angeles, CA 90025.

(9)
According to a Schedule 13G filed by American Financial Group, Inc. on January 31, 2020, reporting beneficial ownership of our Class A common stock as of December 31, 2019. The address of American Financial Group, Inc. is Great American Insurance Group Tower, 301 East Fourth Street, Cincinnati, Ohio 45202.

REPORT OF AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process and the independent audit of the annual consolidated financial statements on behalf of the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter at least annually.
The Company, acting through its management and Board of Directors, has the primary responsibility for the financial statements and reporting process, including the system of internal accounting controls. Management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the financial reporting process, and internal controls.
Grant Thornton LLP, an independent registered public accounting firm engaged by the Company (“GT”), is responsible for auditing the Company’s annual financial statements and expressing its opinion thereon in accordance with auditing standards and accounting principles generally accepted in the United States of America.
In addition, the members of the Audit Committee reviewed, and the chairman of the committee discussed with management and GT the Company’s independent registered public accounting firm), the interim financial information contained in each quarterly earnings release and Form 10-Q prior to the release of such information to the public.
The Audit Committee met five (5) times during 2019. In performing its oversight function, the Audit Committee reviewed the audited financial statements with the Company’s management, including a discussion of the quality, not merely the acceptability, of the accounting principles used, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee also has reviewed with GT its judgments as to the quality and the acceptability of the Company’s accounting principles. Management and GT have advised the Audit Committee that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, and amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications).
In addition, the Audit Committee has received the written disclosures and the letter from GT required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has reviewed, evaluated, and discussed with that firm its independence from the Company.
In fiscal 2019, all of the audit fees, audit related fees and tax fees were approved either by the Audit Committee or its designee. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible. Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of GT are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by GT require pre-approval by the Audit Committee in accordance with pre-approved procedures established by the Audit Committee. The procedures require all proposed engagements of GT for services of any kind to be directed to the Company’s Chief Financial Officer and then submitted for approval to the Audit Committee prior to the beginning of any services. Following its consideration of all such factors, the Audit Committee has concluded that the independent registered public accountants are independent from the Company and its management.
Further, the Audit Committee discussed with GT the overall scope and plans for their respective audits. The Audit Committee conferred with GT, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company, as of and for the year ended December 31, 2019, with management, its internal auditors, and GT.
Based upon the reviews and discussions with management and GT referred to above, in reliance on management and GT, and subject to the limitations of the role of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements of the Company in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the Securities and Exchange Commission. The Audit Committee also has approved, and is recommending stockholder approval and ratification of, the appointment of GT to audit the Company’s financial statements for its 2020 fiscal year.
This report has been submitted by the Audit Committee:
Respectfully submitted,

The Members of the Audit Committee
Robert Scott Vansant
S. Tracy Coster
Donald McAleenan

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information regarding securities authorized for issuance under the Company’s 2017 Incentive Compensation Plan and 2019 Long-Term Incentive Plan as of December 31, 2019.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,641,729(1)	—	2,111,426(2)

Equity compensation plans not approved by security holders	—	—	—

Total	1,641,729	$—	2,111,426
(1)
Includes time-based restricted stock units and performance-based restricted stock units (based on maximum potential payout levels until the performance period closes and the award settles). Does not include outstanding restricted stock awards.

(2)	All of these shares are available for issuance pursuant to grants of full-value stock awards.

RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
Under the Company’s Policy and Procedures with Respect to Related Person Transactions, and consistent with NASDAQ rules, any material potential or actual conflict of interest or transaction between the Company and any “related person” of the Company must be reviewed and approved by the Audit Committee. SEC rules define a “related person” of the Company as any director (or nominee), executive officer, 5%-or-greater stockholder or immediate family member of any of these persons.
Information Technology and Process Re-Engineering Consulting Fees Paid to Sharpen Business Analytics
Sharpen Business Analytics, a company solely owned by Sharon Hoyd, who is the spouse of Kendall R. Hoyd, our President – RDS, provides accounting, financial reporting, information technology, software development, and process re-engineering consulting services to RDS pursuant to a consulting agreement, dated as of March 1, 2015. The total amount of fees paid to Sharpen Business Analytics under this consulting agreement during 2019 was $259,430.
Board Designee Agreements
On November 21, 2019, we entered into a board designee agreement with B. Riley Financial, Inc. (which we refer to as the “B. Riley Financial”). Under this board designee agreement, the Company agreed (i) to appoint Mr. Riley to the Company’s Board of Directors promptly after the date thereof and (ii) at each meeting of stockholders for election of directors, to (A) cause Mr. Riley to be recommended by the Nominating Committee for consideration by the Board of Directors and to be nominated by the Board of Directors for election as a director; (B) recommend to its stockholders Mr. Riley’s election, and use its reasonable best efforts to cause Mr. Riley’s election to the Board of Directors, including soliciting proxies for Mr. Riley’s election to the same extent as it does, consistent with past practice, for any other Board of Directors nominee for election as a director; and (C) request each then-current member of such Board of Directors to vote as a stockholder for approval of Mr. Riley. B. Riley Financial’s rights under the designee agreement terminate, and Mr. Riley will be deemed to have resigned as a director, upon the earliest to occur of the first date upon which (i) B. Riley Financial and its affiliates fail to beneficially own, collectively, at least 2,506,987 shares of the Company’s common stock (to be adjusted for any forward or reverse stock splits), (ii) Mr. Riley is not elected at any meeting of the Company’s stockholders, or (iii) Mr. Riley’s death, resignation or removal from the Board for cause.
On December 15, 2017, we entered into a board designee agreement with Gateway Securities Holdings, LLC (which we refer to as the “Solace Fund”). Under this board designee agreement, the Solace Fund has the right to nominate one director to serve on our Board of Directors until the earliest to occur of (i) the Solace Fund and its affiliates having sold or otherwise transferred 50% or more of the 3,500,000 shares of our common stock held by them at the time thereof (taking into account any stock splits, stock dividends or similar events), (ii) the Solace Fund and its affiliates failing to beneficially own on a fully diluted basis at least 6.5% of our outstanding common stock, (iii) the Solace Fund’s nominee being removed from our Board of Directors for cause (as defined in the board designee agreement), (iv) the Solace Fund’s nominee having breached the board designee agreement or any of his or her fiduciary duties to our Company and our stockholders, and (v) the Solace Fund’s nominee not being elected or re-elected to our Board of Directors at any meeting of our stockholders. The Solace Fund has currently designated Brett G. Wyard to serve on our board of directors.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Based solely upon a review of Forms 3, 4, and 5 filed electronically with the Securities and Exchange Commission, the Company believes that, during 2019 all of the Company’s directors, officers and more than ten-percent beneficial owners filed all such reports on a timely basis, except that Tyrone Johnson, Kendall Hoyd, Sunil Palakodati (our former President – ASG), Nadeem Moiz and Shawn Baldwin each filed a Form 5 reporting one transaction that should have been reported earlier on a Form 4, and Mr. Smith filed a Form 3 on April 1, 2019 that should have been filed by February 16, 2019.

OTHER MATTERS
At the time of the preparation of this proxy sheet, the Board of Directors has not been informed of any other matters to be brought before the Annual Meeting other than those proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If you execute the enclosed proxy and any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.
STOCKHOLDER PROPOSALS
The Company encourages stockholders to contact the Corporate Secretary prior to submitting a stockholder proposal. Stockholder proposals must conform to the Company’s by-laws and the requirements of the SEC.
Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2021 proxy statement. In order for a stockholder proposal to be considered for inclusion in the proxy material for our 2021 annual meeting of stockholders pursuant to SEC Rule 14a-8, your proposal must be received by our Corporate Secretary no later than December 28, 2020 (unless the meeting date is changed by more than 30 days from June 10, 2021, in which case a proposal must be a received a reasonable time before we print proxy materials for the 2021 Annual Meeting) and must be submitted in compliance with the rule. Proposals should be directed to our Corporate Secretary, Select Interior Concepts, Inc., 400 Galleria Parkway, Suite 1760 Atlanta, Georgia 30339, and should comply with the requirements of Rule 14a-8.
If our Corporate Secretary receives at the address listed above any stockholder proposal intended to be presented at the 2021 annual meeting without inclusion in the proxy statement for the meeting after March 12, 2021 (unless the meeting date is changed by more than 30 days from the anniversary of the 2020 annual meeting, in which case a proposal must be received a reasonable time before we print proxy materials for the 2021 Annual Meeting), SEC Rule 14a-4(c) provides that the proxies designated by the Board of Directors will have discretionary authority to vote on such proposal. The proxies designated by the Board of Directors also will have such discretionary authority, notwithstanding the stockholder’s compliance with the deadlines described above, if we advise stockholders in the proxy statement for the meeting about the nature of the matter and how management intends to vote on such matter, and the stockholder does not comply with specified provisions of the SEC’s rules.
Stockholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing by mail to our Corporate Secretary, Select Interior Concepts, Inc., 400 Galleria Parkway, Suite 1760, Atlanta, GA 30339. Nominations for the 2021 Annual Meeting of Shareowners must be received by March 12, 2021.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company will provide without charge to any stockholder upon written request, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission (without exhibits). All such requests should be delivered to Corporate Secretary, Select Interior Concepts, Inc., at the address set forth on the front page of this proxy statement. Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproducing and mailing.
Please date, sign and return the proxy card at your earliest convenience in the enclosed return envelope. No postage is required if mailed in the United States.
By Order of the Board of Directors

Tyrone Johnson Chief Executive Officer
Dated: April 28, 2020

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 9, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**During the Meeting - Go to www.virtualshareholdermeeting.com/SIC2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 9, 2020. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

**Nominees**

| | For | Against | Abstain |
|---|---|---|---|
| 1a. S. Tracy Coster | ☐ | ☐ | ☐ |
| 1b. Tyrone Johnson | ☐ | ☐ | ☐ |
| 1c. Donald McAleenan | ☐ | ☐ | ☐ |
| 1d. Bryant R. Riley | ☐ | ☐ | ☐ |
| 1e. Robert Scott Vansant | ☐ | ☐ | ☐ |
| 1f. Brett Wyard | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR proposal 2.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000467018_1 R1.0.1.18

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

**SELECT INTERIOR CONCEPTS, INC.**
**Annual Meeting of Stockholders**
**June 10, 2020 10:00 AM, EDT**
**This proxy is solicited by the Board of Directors**

The stockholders hereby appoints Tyrone Johnson and Shawn K. Baldwin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SELECT INTERIOR CONCEPTS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/SIC2020, at 10:00 AM, EDT on June 10, 2020, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**

0000467018_2 R1.0.1.18